UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 16, 2022
Date of Report (Date of earliest event reported)

Biodesix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39659	20-3986492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2970 Wilderness Place, Suite 100 Boulder, Colorado (Address of Principal Executive Office)	80301 (Zip Code)

Registrant’s telephone number, including area code: (303) 417-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	BDSX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Summary

On November 21, 2022, Biodesix, Inc. (the Company) funded and/or closed various financing transactions, including: (i) a term loan facility for up to $50.0 million, with funding of $30.0 million and the issuance of warrants exercisable into 3,000,000 shares of the Company’s common stock, par value $0.001 per share (the Common Stock) occurring on November 21, 2022 (the Funding Date), and two additional tranches of $10.0 million each subject to certain terms and conditions, including revenue milestones, (ii) a follow on equity offering of common stock and (iii) a subscription agreement for the issuance of common stock to certain members of the Company’s management team. Collectively, the Company raised gross proceeds of approximately $70.7 million ($65.8 million after deducting commissions, fees and estimated expenses payable). Approximately $24.0 million of the net proceeds were used to retire outstanding debt of the Company and the remaining proceeds of approximately $41.8 million will be used for commercial expansion of sales, supporting the Company’s product pipeline, research and development and for general corporate purposes. The following sections will provide a more detailed description of each of the transactions described above. Each of the strategic initiatives described above is detailed further below.

Perceptive Term Loan Facility Overview

On November 16, 2022 (the Closing Date), the Company entered into a Credit Agreement and Guaranty (the Credit Agreement) with Perceptive Credit Holdings IV, LP as the lender and administrative agent (the Lender). The Credit Agreement provides for a senior secured delayed draw term loan facility with Perceptive Advisors LLC (Perceptive), in an aggregate principal amount of up to $50.0 million (the Perceptive Term Loan Facility). The initial funding of the Perceptive Term Loan Facility was subject to a capital raise of at least $30.0 million in gross proceeds from an equity offering of the Company's common stock. On the Funding Date, the Company raised approximately $40.3 million in gross proceeds from the sale of common stock (see “Public Offering and Subscription Agreements” below, together the Equity Offerings). The Tranche A Loan, in an aggregate amount of up to $30.0 million (the Tranche A Loan), was funded under the Perceptive Term Loan Facility substantially concurrently with the closing of the Equity Offerings on the Funding Date. In addition to the Tranche A Loan, the Perceptive Term Loan Facility includes an additional Tranche B Loan, in an aggregate amount of up to $10.0 million, and an additional Tranche C Loan, in an aggregate amount of up to $10.0 million, which will be accessible by the Company so long as the Company satisfies certain customary conditions precedent, including revenue milestones. The Perceptive Term Loan Facility has a maturity date of November 21, 2027 (the Maturity Date) and provides for an interest-only period during the term of the loan with principal due at the maturity date. The Company's net proceeds from the Tranche A Loan were approximately $27.9 million, after deducting estimated debt issuance costs and expenses.

Substantially concurrently with the completion of the Equity Offerings, the Company fully repaid all outstanding principal, accrued and unpaid interest as well as any prepayment and other fees due under the existing $16.0 million promissory note with Streeterville Capital, LLC (Promissory Note One) and the outstanding principal balance of $3 million under the term loan under the Loan and Security Agreement with Silicon Valley Bank (the 2021 Term Loan) for an aggregate amount of approximately $24.0 million.

Interest Rate

The Perceptive Term Loan Facility will accrue interest at an annual rate equal to the greater of (a) forward-looking one-month term SOFR as posted by CME Group Inc. and (b) 3.0% per annum, plus an applicable margin of 9.0%.

Amortization and Prepayment

On the Maturity Date, the Company is required to pay the Lender the aggregate outstanding principal amount underlying the Loan and any accrued and unpaid interest thereon. Prior to the Maturity Date, there will be no scheduled principal payments under the Perceptive Term Loan Facility. The Perceptive Term Loan Facility may be prepaid at any time, subject to a prepayment premium equal to 2% to 10% of the aggregate outstanding principal amount being prepaid, depending on the date of prepayment.

Security Instruments and Warrants

Pursuant to a Security Agreement, dated as of the Funding Date (the Security Agreement), between the Company and the Lender, substantially all of the Company’s obligations under the Credit Agreement are secured by a first lien perfected security interest on all of the Company’s assets, subject to customary exceptions.

As consideration for the Credit Agreement, the Company has issued, on the Funding Date, a Warrant to Purchase Stock to the Lender (the Warrant) of up to 5,000,000 shares of the Company's common stock, with warrants exercisable into 3,000,000 shares of the Company’s common stock issued on the funding date of the Tranche A Loan (the Initial Warrants). The per share exercise price for the Initial Warrants is equal to $1.0648, which is equal to the lower of (A) the 10-day volume weighted average price (the 10-day VWAP) of the Company’s common stock, par value $0.001 per share (the Common Stock), on the business day immediately prior to the Closing Date of the Tranche A Loan or (B) the public offering price per share of Common Stock of $1.15. In addition to the Initial Warrants, additional warrants will become exercisable into 1,000,000 shares of common stock concurrently with the borrowing of the Tranche B Loan, and additional warrants will become exercisable into 1,000,000 shares of common stock concurrently with the borrowing of the Tranche C Loan. The per share exercise price for the additional warrants will be equal to the lower of (A) the Initial Warrant exercise price or (B) the 10-day VWAP ending on the business day immediately preceding the funding date of the Tranche B Loan or the Tranche C loan, respectively. Each warrant will be exercisable, in whole or in part, until the 10th anniversary of the applicable date of issuance.

Representations, Warranties, Covenants, and Events of Default

The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customarily required for similar financings. The affirmative covenants, among other things, require the Company to undertake various reporting and notice requirements, maintain insurance and maintain in full force and effect all Regulatory Approvals, Material Agreements, Material Intellectual Property (each as defined in the Credit Agreement) and other rights, interests or assets (whether tangible or intangible) reasonably necessary for the operations of the Company’s business. The negative covenants restrict or limit the ability of the Company to, among other things and subject to certain exceptions contained in the Credit Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes, such as mergers or acquisitions, or changes to the Company’s business activities; make certain Investments or Restricted Payments (each as defined in the Credit Agreement); change its fiscal year; pay dividends; repay other certain indebtedness; engage in certain affiliate transactions; or enter into, amend or terminate any other agreements that has the impact of restricting the Company’s ability to make loan repayments under the Credit Agreement. In addition, the Company must (i) at all times prior to the Maturity Date maintain a minimum cash balance of $2.5 million; and (ii) as of the last day of each fiscal quarter commencing on the fiscal quarter ending March 31, 2023, receive revenue in amounts agreed to between the Company and Perceptive from time to time.

The Credit Agreement also contains certain customary Events of Default which include, among others, non-payment of principal, interest, or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross- defaults to material contracts, certain regulatory-related events and events constituting a change of control. The occurrence of an Event of Default could result in, among other things, the declaration that all outstanding principal and interest under the Perceptive Term Loan Facility are immediately due and payable in whole or in part.

Other Related Matters

The foregoing summaries of the Credit Agreement (including the Perceptive Term Loan Facility thereunder), the Security Agreement and the Warrant (collectively, the Credit Facility Agreements) are not complete and are qualified in their entirety by reference to the Credit Facility Agreements, copies of each of which are filed as exhibits to this Current Report on Form 8-K.

The representations, warranties, and covenants contained in the Credit Facility Agreements were made solely for purposes of such documents and as of specific dates, were made solely for the benefit of the parties to the applicable documents, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Credit Agreement and such other documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. The Company’s stockholders are not third-party beneficiaries under the Credit Facility Agreements and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Facility Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosure.

Public Offering

On November 21, 2022, the Company closed an underwritten public offering (the Offering) of 35,075,000 shares of its common stock, par value $0.001 per share (the Shares), including 4,575,000 shares purchased by the underwriter pursuant to an option to purchase additional shares. The Shares were issued and sold pursuant to an underwriting agreement (the Underwriting Agreement), dated November 16, 2022, by and between the Company and William Blair & Company, L.L.C., as sole underwriter, at a public offering price per share of $1.15. The Company will receive estimated net proceeds of approximately $37.5 million from the Offering after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering was made pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-261095) previously filed with the Securities and Exchange Commission on November 29, 2021 and a prospectus supplement, dated November 16, 2022, relating to the Offering. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement that is attached hereto as Exhibit 1.1. A copy of the opinion of Sidley Austin LLP relating to the legality of the issuance and sale of the Shares is attached hereto as Exhibit 5.1.

Subscription Agreements

On November 21, 2022, Biodesix, Inc. entered into subscription agreements (the Subscription Agreements) with certain members of management (the Investors), including the Company’s Chief Executive Officer and Chief Financial Officer, for the issuance and sale by the Company of an aggregate of 278,514 shares of the Company’s common stock (the Shares) in an offering (the Private Placement). The Subscription Agreement did not include any registration rights and included lock up restrictions that will be in effect during the period ending 90 days subsequent to November 21, 2022.

Pursuant to the Subscription Agreements, the Investors purchased shares at a purchase price (determined in accordance with Nasdaq rules relating to the “Minimum Value” of the Company’s common stock) of $1.15 per share, which is equal to the public offer price in the Public Offering, for an aggregate purchase price of approximately $320,000. The Subscription Agreements include customary representations, warranties and covenants by the parties to the agreement.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by reference to the full text of the Subscription Agreements, the form of which is filed herewith as Exhibit 10.3 and incorporated herein by reference in its entirety.

Item 1.02. Termination of a Material Definitive Agreement.

On the Funding Date, in connection with initial funding of the Perceptive Term Loan Facility and the Equity Offerings, the Company repaid all outstanding principal and accrued and unpaid interest as well as any prepayment and other fees in the amount of $18.2 million and $5.8 million due under the promissory note with Streeterville Capital, LLC (Promissory Note One) and the Loan and Security Agreement with Silicon Valley Bank (the 2021 Term Loan), respectively. Contemporaneously, the Company terminated Promissory Note One, dated May 9, 2022, and the 2021 Term Loan, dated March 16, 2021, as amended. To the extent applicable, the information reported under Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the disclosures of the material terms and conditions of the Credit Facility Agreements in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On November 16, 2022, the Company issued a press release announcing the entry into the Perceptive Term Loan Facility. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 16, 2022, the Company issued press releases announcing the launch and pricing of the Offering. Copies of the Company’s press releases are attached hereto as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

On November 21, 2022, the Company issued a press release announcing the closing of the Offering. A copy of the Company’s press release is attached hereto as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 8.01, including Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
1.1	Underwriting Agreement, dated November 16, 2022, between Biodesix, Inc. and William Blair & Company, L.L.C.
4.1	Form of Note, dated November 21, 2022, issued by the Company to Perceptive Credit Holdings IV, LP. (included in Exhibit 10.1)
4.2	Warrant to Purchase Stock, dated November 21, 2022, issued by the Company to Perceptive Credit Holdings IV, LP.
5.1	Opinion of Sidley Austin LLP
10.1	Credit Agreement and Guaranty, dated as of November 16, 2022, by and among the Company and Perceptive Credit Holdings IV, LP.
10.2	Security Agreement, dated as of November 21, 2022, by and among the Company and Perceptive Credit Holdings IV, LP.
10.3	Form of Subscription Agreement, dated November 31, 2022
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
99.1	Perceptive Funding Press Release issued by Biodesix, Inc. dated November 16, 2022
99.2	Launch Press Release issued by Biodesix, Inc. dated November 16, 2022
99.3	Pricing Release issued by Biodesix, Inc. dated November 16, 2022
99.4	Closing Release issued by Biodesix, Inc. dated November 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2022	BIODESIX, INC.

	By:	/s/ Robin Harper Cowie
	Name:	Robin Harper Cowie
	Title:	Chief Financial Officer